Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

IMPCO Technologies, Inc.

3030 South Susan Street

Santa Ana, CA 92704

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 25, 2005, except for Note 15 as to which the date is March 31, 2005, relating to the consolidated financial statements of BRC SrL, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Sala Scelsi Farina S.p.A

BDO Sala Scelsi Farina S.p.A.
Milan, Italy

July 3, 2006